As filed with the Securities and Exchange Commission on October 8, 1998 Registration No. 333-



                                  SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C. 20549
                                                    ------------


                                             FORM S-8
                                       REGISTRATION STATEMENT
                                              UNDER
                                     THE SECURITIES ACT OF 1933
                                     --------------------------

                                MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                      (Exact name of registrant as specified in its charter)
                                                   ----------------------------

                      Delaware                           52-1449733
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)              Identification Number)
       ------------------------------              ----------------------


     218 North Charles Street, Suite 500                   21201
             Baltimore, Maryland                        (Zip code)
  (Address of principal executive offices)
                                                    -----------------------
                            MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                           1998 NON-EMPLOYEE DIRECTORS' SHARE PLAN
                                  (Full title of the plan)

                                             and

                            MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
                                  1998 SHARE INCENTIVE PLAN
                                  (Full title of the plan)
                                             ----------------------
                                       MARK K. JOSEPH
                            Municipal Mortgage and Equity, L.L.C.
                            218 North Charles Street, Suite 500
                                 Baltimore, Maryland 21201
                                       (410) 962-8044
                            (Name, address and telephone number,
                         including area code, of agent for service)
                                                -------------------
                                      With a copy to:
                                 ROBERT E. KING, JR., ESQ.
                                     Rogers & Wells LLP
                                      200 Park Avenue
                                  New York, New York 10166
                                       (212) 878-8209
                                            -----------------------


                             CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed Maximum  Proposed Maximum
 Title of Securities                  Offering        Aggregate
     to be         Amount to be       Price          Offering       Amount of
  Registered       Registered(1)    Per Share(2)      Price(2)  Registration Fee
================================================================================
  Growth Shares      889,000        $17.8125         $15,835,313         $4,671

================================================================================

        (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the plans.
        (2) Estimated solely for the purpose of calculating the Registration Fee, pursuant to Rule 457(c), on the basis of the average of the high and the low prices of the Registrant's Growth Shares reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on October 5, 1998.




                                                                       NI51529.3
                                  1

                                     PART I
                  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                                      PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission by Municipal Mortgage and Equity, L.L.C. (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed on May 29, 1998 (the "1997 10-K").

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as amended by the Company's Form 10-Q/A filed on May 29, 1998.

        (c) The Company's Current Report on Form 8-K filed January 23, 1998.

        (d) The Company's Current Report on Form 8-K filed January 29, 1998.

        (e) The Company's Current Report on Form 8-K dated July 24, 1998.

        (f) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

        (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1997 10-K.

        (h) The Company's Prospectus/Consent Solicitation Statement included in its Registration Statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of the Company's Growth Shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A/A (Amendment No. 1) filed with the Commission on June 23, 1998, pursuant to 12(b) of the Exchange Act, including all amendments and reports updating such description.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        Not applicable.



                                                                       NI51529.3
                                  2

Item 6.  Indemnification of Directors and Officers

        According to Article 8 of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement"), all directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer acted fraudulently or illegally.

        The indemnification provided in the Operating Agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Company's Operating Agreement will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

        3.1 Amended and Restated Certificate of Formation and Operating Agreement of the Company (filed as an Exhibit to the Company's Amended Annual Report on Form 10-K/A for the year 1997 and incorporated by reference)
        3.2 By-Laws of the Company (filed as an Exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-56049) and incorporated herein by reference)
        4.1       Specimen  copy of Growth  Share  (filed as Exhibit  4.1 to the
                  Company's Registration Statement on Form S-4 (File No. 33-99088) filed November 7, 1995, and incorporated by reference herein)
        5.1       Opinion of Rogers & Wells LLP
       23.1       Consent of PricewaterhouseCoopers LLP
       23.2       Consent of Rogers & Wells LLP (included in Exhibit 5.1)
       24.1       Power of Attorney (see p. 6)




                                                                       NI51529.3
                                  3

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling


                                                                       NI51529.3
                                  4
precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                                                       NI51529.3
                                  5

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on October 7, 1998.

                                     MUNICIPAL MORTGAGE AND EQUITY, L.L.C.


                 By:           /s/ Mark K. Joseph
                 Name:         Mark K. Joseph
                 Title:        Chairman of the Board and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Municipal Mortgage and Equity, L.L.C. hereby severally constitute Mark K. Joseph and Michael L. Falcone and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Municipal Mortgage and Equity, L.L.C. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                         Title                  Date

/s/  Mark K. Joseph              Chairman of the Board,         October 7, 1998
     MARK K. JOSEPH              Chief Executive Officer
                                 (Principal Executive Officer)
                                 and Director

/s/  Gary A. Mentesana           Chief Financial Officer        October 7, 1998
     GARY A. MENTESANA           (Principal Financial Officer
                                 and Principal Accounting
                                 Officer)

/s/  Charles Baum                Director                       October 7, 1998
     CHARLES BAUM


/s/  Richard O. Berndt           Director                       October 7, 1998
     RICHARD O. BERNDT


/s/  Robert S. Hillman           Director                       October 7, 1998
     ROBERT S. HILLMAN

/s/  William L. Jews             Director                       October 7, 1998
     WILLIAM L. JEWS

/s/  Carl W. Stern               Director                       October 7, 1998
     CARL W. STERN

                                                   EXHIBIT INDEX

Exhibit No.                                                       Description
----------------                                                ---------------

        3.1 Amended and Restated Certificate of Formation and Operating Agreement of the Company (filed as an Exhibit to the Company's Amended Annual Report on Form 10-K/A for the year 1997 and incorporated by reference)
        3.2 By-Laws of the Company (filed as an Exhibit to the Company's Registration Statement on Form S-3, as amended
              (Registration No. 333-56049) and incorporated herein by reference)
        4.1    Specimen  copy of Growth  Share  (filed as Exhibit  4.1 to the
               Company's   Registration  Statement  on  Form  S-4  (File  No.
               33-99088)   filed  November  7,  1995,  and   incorporated  by
               reference herein)
        5.1    Opinion of Rogers & Wells LLP
       23.1    Consent of PricewaterhouseCoopers LLP
       23.2    Consent of Rogers & Wells LLP (included in Exhibit 5.1)
       24.1    Power of Attorney (see p. 6)

Municipal Mortgage and Equity, L.L.C.
October 7, 1998

                                                                     EXHIBIT 5.1



                                        Rogers & Wells LLP
                                        200 Park Avenue
                                        New York, NY 10166
                                        Tel: (212) 878-8000  Fax: (212) 878-8375


October 7, 1998

Municipal Mortgage and Equity, L.L.C.
218 North Charles Street, Suite 500
Baltimore, MD 21201

Re:      Registration on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for Municipal Mortgage and Equity, L.L.C., a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 889,000 growth shares of limited liability interest (the "Growth Shares") to be issued pursuant to the Company's 1998 Non-Employee Directors' Share Plan and the Company's 1998 Share Incentive Plan.

In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based upon the foregoing and on such examination of law as we have deemed necessary, we are of the opinion that the Growth Shares have been duly authorized by all necessary limited liability company action and when issued, delivered and paid for in accordance with such authorization, such Growth Shares will be legally issued, fully paid and nonassessable (subject to the requirements under Delaware law that a shareholder may have to repay a distribution under Section 16-607(b) of the Delaware Limited Liability Company
Act).

We are members of the Bar of the State of New York and the opinions set forth in this letter relate only to the federal laws of the United States of America and the Delaware Limited Liability Company Act.


We hereby consent to the filing of this opinion as Exhibit 5.1 to a registration statement on Form S-8.

Very truly yours,


/s/ Rogers & Wells LLP

                                                                    EXHIBIT 23.1

                                 CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1998, appearing in Part IV, Item 14 of Municipal Mortgage and Equity, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers, LLP

Linthicum, Maryland
October 8, 1998

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